EXHIBIT 16



Securities and Exchange Commission
Washington, DC  20549

     We agree with the statements made by 1st Net Technologies, Inc. in its Form 8-K dated March 28, 2001, as filed on April 2, 2001.


/s/ Vince Argy
Argy and Company
April 17, 2001